UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 18, 2017

Date of Report (Date of earliest event reported)

RMR Industrials, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185046	46-0750094
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

9301 Wilshire Blvd, Suite 312

Beverly Hills, CA 90210

(Address of Principal Executive Offices)

(310) 492-5010

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

On April 18, 2017, RMR Industrials, Inc. (“the Company”) entered into an Asset Purchase Agreement with Metro Mix, LLC, a Colorado limited liability company (“Metro Mix”). Pursuant to the terms of the Asset Purchase Agreement, the Company agreed to purchase, and Metro Mix agreed to sell, substantially all of the assets associated with the business operations of manufacturing, processing and delivery of ready-mixed concrete, including the fixed assets, accounts receivable, inventories, all rights and benefits under all material contracts and other assets associated with the ready-mix concrete operation. The acquisition of the Metro Mix assets will promote the development and implementation of the Company’s industrial operations in Colorado.

The aggregate purchase price for the Metro Mix assets is $54,000,000, including the assumption by the Company of certain assumed liabilities specified in the Asset Purchase Agreement. The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. The closing of the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction of customary closing conditions.

The foregoing description of the Asset Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement attached here to as Exhibit 10.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated April 19, 2017 by and between Metro Mix LLC and RMR Industrials, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMR Industrials, Inc. a Nevada corporation

Dated: April 21, 2017	By:	/s/ Michael Okada
Michael Okada, Chief Financial Officer